SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

     Date of Report: (Date of earliest event reported): December 12, 1994


                             CORNING INCORPORATED
              (Exact Name of Registrant as Specified in Charter)


            New York                     1-3247                16-0393470
  (State or Other Jurisdiction        (Commission           (I.R.S. Employer
       of Incorporation)              File Number)        Identification No.)

      One Riverfront Plaza, Corning, New York                    14831
      (Address of principal Executive Offices)                 (Zip Code)

      Registrant's telephone number, including area code: (607) 974-9000

Item 5. Other Events
Corning is filing herewith Unaudited Pro Forma Combined Financial Information as of and for the forty weeks ended October 9, 1994.

Item 7. Pro Forma Financial Information:

 Corning Incorporated
 Unaudited Pro Forma Combined Financial Information                          4
  Combined Statement of Income for the year ended January 2, 1994            5
  Combined Statement of Income for the forty weeks ended October 9, 1994     6
  Combined Balance Sheet as of October 9, 1994                               7
  Notes to Unaudited Pro Forma Combined Financial Information                8

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 CORNING INCORPORATED
                                 Registrant

                                 By: /s/ Kathy A. Asbeck
                                     Kathy A. Asbeck
                                     Assistant Controller

           CORNING UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Combined Financial Information (the "Unaudited Pro Forma Information") is presented to reflect the estimated impact on Corning's Financial Statements of the following completed transactions (collectively, the "Transactions"):

* The acquisition of Damon Corporation ("Damon") in August 1993, at a total purchase price of approximately $405 million, including acquisition expenses. The transaction has been accounted for as a purchase.

* The acquisition of Bioran Medical Laboratory ("Bioran") for 6.0 million Corning Common Shares in October 1994. The Bioran transaction has been accounted for as a pooling of interests.

* The acquisition of Costar Corporation ("Costar") in September 1993, the transaction with Unilab Corporation ("Unilab") in November 1993, and other acquisitions completed in 1993 (collectively, the "Other 1993 Transactions") which individually and in the aggregate are not significant. The Costar merger and the Unilab transaction are described in Notes 4 and 5, respectively.

* The acquisition of the optical-fiber and optical-cable businesses of Northern Telecom Limited ("NTL") by Corning and Siecor Corporation ("Siecor") for $131 million in February 1994, the Vitro, S.A. ("Vitro") transaction completed in February 1994, the acquisition of Maryland Medical Laboratory, Inc. ("Maryland Medical") for 4.5 million Corning Common Shares in June 1994, the acquisition of Nichols Institute ("Nichols") for 7.5 million Corning Common Shares and options to purchase approximately 1.1 million Corning Common Shares, and the pending acquisition of certain assets relating to the hardware and equipment components business of NTL by Siecor for $130 million in December 1994 (collectively, the "Other 1994 Transactions"). These transactions individually and in the aggregate are not significant. The NTL transactions completed in February and pending completion have been or will be accounted for as purchases and the Maryland Medical and Nichols transactions have been accounted for as poolings of interests. The Vitro transaction is described in Note 6.

The NTL transaction completed in February 1994 and the Vitro transaction were financed by the issuance of 8.0 million Corning Common Shares in February 1994.

* The issuance (the "MIPS Offering") by Corning Delaware L.P. ("Corning Delaware") of $373.8 million aggregate principal amount of Convertible Monthly Income Preferred Securities (the "Preferred Securities") completed in July 1994 and the use of the net proceeds thereof by Corning to retire the indebtedness incurred in connection with the Damon transaction.

The Unaudited Pro Forma Combined Statements of Income for the year ended January 2, 1994, and the forty weeks ended October 9, 1994, assume that the Transactions had been completed on January 4, 1993. The Unaudited Pro Forma Combined Balance Sheet at October 9, 1994, assumes that the Transactions had been completed by that date. Corning's consolidated financial statements for periods prior to the pooling of interests transactions have not been restated since the combined impact of these acquisitions is not material to Corning's financial position or results of operations.

The Unaudited Pro Forma Information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any synergies anticipated by Corning's management as a result of these acquisitions. The Unaudited Pro Forma Information is not necessarily indicative of the results of operations or financial position which would have been achieved had the Transactions been completed as of the beginning of the earliest period presented, nor is it necessarily indicative of Corning's future results of operations or financial position.

Corning has completed several business dispositions in 1994 which individually and in the aggregate are not significant to Corning's consolidated financial statements. As such, pro forma data on these transactions are not presented.

The Unaudited Pro Forma Information should be read in conjunction with the historical financial statements of Corning, Damon and Bioran. Damon's historical financial statements are included in Corning's Current Reports on Form 8-K dated August 4, 1993 and August 13, 1993. Bioran's historical financial statements are included in Corning's Current Report on Form 8-K/A dated December 12, 1994.

                                    CORNING
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                           YEAR ENDED JANUARY 2, 1994
                    (In millions, except per share amounts)

                                                                        Other
                                                     Other 1993          1994                 Pro Forma
                Corning (1)  Damon (2) Bioran (3)  Transactions(4) Transactions(5)  Adjustments(6) As Adjusted(7)
Revenues
 Net sales       $4,004.8     $199.9      $62.6        $146.1           $558.0                        $4,971.4
 Royalty,
  interest
  and
  dividend
  income             29.9                                                                                 29.9
 Non-operating
  gains               4.2                   0.1                                                            4.3
                  4,038.9      199.9       62.7         146.1            558.0                         5,005.6
Deductions
 Cost of
  sales           2,597.0      129.4       20.9         105.5            383.5         $  21.9(a)      3,258.2
 Selling,
  general
  and
  administrative
  expenses          774.0       58.1       12.9          23.1            127.9                           996.0
 Research
  and
  development
  expenses          173.1                                 2.2             10.1                           185.4
 Provision
  for
  restructuring
  and other
  special
  charges           207.0                                                 16.0           (48.5)(b)       174.5
 Interest
  expense            88.2        5.6                      3.6             13.2            22.5(c)
                                                                                         (17.9)(d)       115.2
 Other, net          42.9        1.0        0.1           0.6              2.4            (1.0)(e)        46.0
Income
  before
  taxes on
  income            156.7        5.8       28.8          11.1              4.9            23.0           230.3
Tax
  provision          35.3        2.1        1.7           3.9                             23.0(f)         66.0
Income
  before
  minority
  interest
  and
  equity
  earnings          121.4        3.7       27.1           7.2              4.9                           164.3
Minority
  interest
  in
  earnings
  of
  subsidiaries      (16.6)      (2.2)                                    (15.1)            2.9(g)        (31.0)
Dividends
  on
  convertible
  preferred
  securities
  of
  subsidiary                                                                             (14.6)(h)       (14.6)
Equity in
  earnings
  (loss) of
  associated
  companies        (120.0)                                                19.0                          (101.0)
Net Income
  (Loss)         $  (15.2)    $  1.5      $27.1        $  7.2           $  8.8         $ (11.7)       $   17.7
Weighted
  Average
  Shares
  Outstanding     191.963                                                               30.063(i)      222.026
Earnings
  Per
  Common
  Share:
Net Income
  (Loss)         $  (0.09)                                                                            $   0.07

(1)Represents the historical results of operations of Corning for the year ended January 2, 1994.
(2)Represents the historical results of operations of Damon for the seven months ended July 31, 1993.
(3)Represents the historical results of operations of Bioran before loss from discontinued operations for the year ended December 31, 1993.
(4)Represents the historical results of operations of the businesses involved in the Other 1993 Transactions through the respective acquisition dates.
(5)Represents the historical results of operations of the businesses involved in the Other 1994 Transactions for the year ended December 31, 1993.
(6)See Note 2 to the Unaudited Pro Forma Information--Statement of Income.
(7)Reflects the results of operations of Corning on a pro forma basis assuming the Transactions had been completed on January 4, 1993.

                                    CORNING
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                       FORTY WEEKS ENDED OCTOBER 9, 1994
                    (In millions, except per share amounts)

                                                                                            Pro Forma
                                                                  Other 1994
                                       Corning (1)   Bioran (2)  Transactions(3) Adjustments(4)    As Adjusted(5)
Revenues
 Net sales                              $3,497.0       $49.8        $324.9                          $3,871.7
 Royalty, interest and dividend
  income                                    21.5                                                        21.5
                                         3,518.5        49.8         324.9                           3,893.2
Deductions
 Cost of sales                           2,236.1        16.0         234.3          $   7.3(a)       2,493.7
 Selling, general and
  administrative expenses                  633.2        10.8          73.2                             717.2
 Research and development expenses         132.8                       2.6                             135.4
 Provision for restructuring and
  other special charges                     82.3                                      (82.3)(b)
 Interest expense                           85.6                       7.9              6.4(c)
                                                                                       (6.7)(d)         93.2
 Other, net                                 36.3         0.1           0.7                              37.1
Income before taxes on income              312.2        22.9           6.2             75.3            416.6
Tax provision                              117.1         1.2           0.3             36.7(f)         155.3
Income before minority interest and
  equity earnings                          195.1        21.7           5.9             38.6            261.3
Minority interest in earnings of
  subsidiaries                             (39.0)                     (0.3)            (1.3)(g)        (40.6)
Dividends on convertible preferred
  securities of subsidiary                  (2.7)                                      (7.8)(h)        (10.5)
Equity in earnings of associated
  companies                                 92.9                                                        92.9
Net Income                              $  246.3       $21.7        $  5.6          $  29.5         $  303.1
Weighted Average Shares Outstanding      207.921                                     15.759(i)       223.680
Earnings Per Common Share:
Net Income                              $   1.18                                                    $   1.35

(1)Represents the historical results of operations of Corning for the forty weeks ended October 9, 1994.
(2)Represents the historical results of operations of Bioran for the nine months ended September 30, 1994.
(3)Represents the historical results of operations of the businesses involved in the Other 1994 Transactions through the earlier of October 9, 1994, or the respective acquisition dates.
(4)See Note 2 to the Unaudited Pro Forma Information--Statement of Income.
(5)Reflects the results of operations of Corning on a pro forma basis assuming the Transactions had been completed on January 4, 1993.

                                    CORNING
            UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                                October 9, 1994
                                 (In millions)

                                                     Other 1994                 Pro Forma
                                        Corning     Transactions      Adjustments      As Adjusted
                                          (1)            (2)              (3)              (4)
Assets
Current Assets
   Cash and short-term investments      $  254.7                        $ (50.0)(j)      $  204.7
   Receivables, net                        984.0                                            984.0
   Inventories                             435.9        $20.7                               456.6
   Deferred taxes on income and
  other current assets                     256.9          0.1                               257.0
  Total Current Assets                   1,931.5         20.8             (50.0)          1,902.3
Investments                                  765                                            765.0
Plant and Equipment, net                 1,867.2         11.3                             1,878.5
Goodwill and Intangibles, net            1,270.1                          114.5(k)        1,384.6
Other Assets                               313.1                                            313.1
                                        $6,146.9        $32.1           $  64.5          $6,243.5
Liabilities and Stockholders'
  Equity
Current Liabilities
   Loans payable                        $  329.0                                         $  329.0
   Accounts payable                        192.5        $ 7.6                               200.1
   Other accrued liabilities               778.4                        $   9.0(l)          787.4
  Total Current Liabilities              1,299.9          7.6               9.0           1,316.5
Other Liabilities                          658.0                                            658.0
Loans Payable Beyond One Year            1,351.0                           30.0(m)        1,381.0
Minority Interest in Subsidiary
  Companies                                194.5                           50.0(n)          244.5
Convertible Preferred Securities of
  Subsidiary                               364.4                                            364.4
Convertible Preferred Stock                 25.0                                             25.0
Common Stockholders' Equity              2,254.1         24.5             (24.5)(o)       2,254.1
                                        $6,146.9        $32.1           $  64.5          $6,243.5

(1)Represents the historical financial position of Corning at October 9, 1994.
(2)Represents the historical financial position of one of the Other 1994 Transactions at September 30, 1994.
(3)See Note 2 to Unaudited Pro Forma Information--Balance Sheet.
(4)Reflects the financial position of Corning on a pro forma basis assuming the Transactions had been completed by October 9, 1994.

                                    CORNING
          Notes to Unaudited Pro Forma Combined Financial Information

Note 1.--Basis of Presentation:
The Unaudited Pro Forma Combined Statements of Income reflect Corning's results of operations for the year ended January 2, 1994, and the forty weeks ended October 9, 1994, on a pro forma basis assuming the Transactions had been completed as of January 4, 1993. The Unaudited Pro Forma Combined Balance Sheet at October 9, 1994, assumes that the Transactions had been completed by that date.

Corning's management believes that the assumptions used in preparing the Unaudited Pro Forma Information provide a reasonable basis for presenting all of the significant effects of the Transactions, that the pro forma adjustments give appropriate effect to those assumptions and that the pro forma adjustments are properly applied in the Unaudited Pro Forma
Information.

Note 2.--Pro Forma Adjustments:

Statement of Income
(a) The pro forma adjustment to cost of sales represents the increase in amortization of the excess of cost over fair value of tangible net assets acquired in the Damon transaction, the Other 1993 Transactions, and the Other 1994 Transactions of $6.5 million, $1.8 million, and $13.6 million, respectively, for the year ended January 2, 1994, and $7.3 million for the Other 1994 Transactions for the forty weeks ended October 9, 1994.

The excess of cost over fair value of tangible net assets acquired in the Damon transaction is $603 million. The excess of cost over fair value of tangible net assets acquired has been allocated to goodwill with a life of forty years. Management believes that fair value approximates book value for all tangible assets acquired in the Damon transaction.

Goodwill totaling $258 million and $290 million resulted from the Other 1993 Transactions and the Other 1994 Transactions, respectively, and is being amortized over 15 to 40 years.

(b) The pro forma adjustment for the year ended January 2, 1994, represents the elimination of one-time restructuring costs of $40.6 million related to closing MetPath facilities as a result of the integration of Damon and MetPath and $7.9 million of Costar transaction costs.

The pro forma adjustment for the forty weeks ended October 9, 1994, represents the elimination of one-time restructuring and other special charges primarily relating to the Nichols, Maryland Medical, and Bioran acquisitions.

(c) The pro forma adjustment to interest expense represents the interest on the debt incurred in connection with the Damon transaction, the Other 1993 Transactions, and the Other 1994 Transactions of $11.9 million, $2.3 million, and $8.3 million, respectively, for the year ended January 2, 1994, and $6.4 million for the Other 1994 Transactions for the forty weeks ended October 9, 1994. The weighted average interest rate on the debt incurred in connection with the Damon transaction is 4.9% and on the Other 1993 Transactions ranges from 3.5% to 6.7%. The interest rate on the debt expected to be incurred in connection with one of the Other 1994 Transactions is 8%.

Corning financed the Damon acquisition and the refinancing of approximately $167 million of indebtedness of Damon under short-term financing agreements entered into with certain banks to effect this transaction. During the third quarter of 1993, Corning refinanced a portion of this short-term financing by issuing approximately $200 million of longer-term debt. During the fourth quarter of 1993, Corning extended the terms of the financing agreements to December 31, 1995. The pro forma adjustment to interest expense related to the Damon transaction is calculated as the weighted average of short-term and longer-term interest rates.

(d) The pro forma adjustment to interest expense reflects the decrease in interest expense assuming the issuance by Corning Delaware on January 4, 1993, of $373.8 million of Preferred Securities pursuant to the MIPS Offering (net of $9.4 million of underwriting commissions and expenses), and the use of the net proceeds thereof by Corning to retire the indebtedness incurred in connection with the Damon transaction.

(e) The pro forma adjustment represents the elimination of approximately $1 million of one-time costs incurred by Damon in connection with a terminated merger agreement with National Health Laboratories Incorporated which were charged to results of operations for the seven months ended July 31, 1993.

(f) The pro forma adjustment to tax expense represents the tax effect of the adjustments detailed in notes (a), (b), (c), (d) and (e) above. In addition, tax expense has been adjusted to provide taxes on the income of the Bioran transaction and one of the Other 1994 Transactions which were not reflected in the historical financial statements. These adjustments are calculated at Corning's historical effective tax rate.

(g) The pro forma adjustment to minority interest represents the applicable minority interest on the historical earnings and pro forma adjustments of the Other 1993 Transactions and the Other 1994 Transactions.

(h) The pro forma adjustment to dividends on convertible preferred securities of subsidiary represents the after-tax dividends payable on the $373.8 million of Preferred Securities pursuant to the MIPS Offering.

(i) The pro forma adjustment to weighted average shares outstanding represents the issuance of 6.0 million shares to complete the Bioran acquisition in October 1994, 5.5 million shares to complete the Costar acquisition in September 1993, and 20.0 million shares in conjunction with the Other 1994 Transactions.

Balance Sheet
(j) The pro forma adjustment represents the cash to be used to fund a portion of the purchase price of one of the Other 1994 Transactions.

(k) The pro forma adjustment to goodwill represents the goodwill estimated to arise from one of the Other 1994 Transactions.

(l) The pro forma adjustment to other liabilities relates to reserves for integration costs of one of the Other 1994 Transactions.

(m) The pro forma adjustment to loans payable beyond one year represents the debt to be incurred to finance a portion of one of the Other 1994
Transactions.

(n) The pro forma adjustment to minority interest represents a capital contribution to be made by a minority shareholder to finance one of the Other 1994 Transactions.

(o) The pro forma adjustment to common stockholders' equity represents the elimination of the net assets of one of the Other 1994 Transactions to be accounted for using the purchase method of accounting.

Note 3.--Earnings Per Share:
Earnings per common share are computed by dividing net income less preferred dividends on Corning's Series B Preferred Stock by the weighted average of common shares outstanding during each period. Preferred dividends amounted to $2.1 million and $1.5 million during the year ended January 2, 1994, and the forty weeks ended October 9, 1994, respectively.

Note 4.--Costar Merger:
In September 1993, Corning acquired all of the outstanding shares of common stock and options to purchase common stock of Costar for approximately 5.5 million Corning Common Shares and options to purchase approximately 300,000 Corning Common Shares. This acquisition has been accounted for as a pooling of interests. Corning's consolidated financial statements for periods prior to the acquisition have not been restated since the acquisition is not material to Corning's financial position or results of operations.

Note 5.--Unilab Transaction:
Corning, through a wholly owned subsidiary, owned 43% of Unilab. In November 1993, Corning acquired 100 percent of certain Unilab facilities in exchange for a majority of the Unilab shares owned by Corning, the assumption of approximately $70 million of Unilab debt and Corning's investment in J.S. Pathology PLC ("J.S. Pathology"). Corning retained a 12% equity investment in Unilab.

Note 6.--Vitro Transaction:
On January 2, 1992, Corning entered into an alliance with Vitro, by transferring 49% of its consumer- housewares businesses to Vitro, in exchange for 49% of Vitro's consumer-products businesses and approximately $137 million in cash. The alliance consisted of two jointly owned companies. Corning owned 51% of Corning Vitro Corporation ("Corning Vitro") and consolidated its financial statements and 49% of Vitro Corning, S.A. de C.V. ("Vitro Corning") and accounted for its investment under the equity method.

In December 1993, Vitro and Corning reached an agreement whereby, in two separate transactions, Vitro purchased in December 1993, the shares of capital stock of Vitro Corning owned by Corning and Corning purchased in February 1994 the shares of capital stock of Corning Vitro held by Vitro. The net cost to Corning of the two transactions was $131 million. Corning and Vitro are continuing their consumer products alliance through cross-distribution and supply agreements.